Exhibit 10.52

SECOND AMENDMENT TO

PLAINS ALL AMERICAN GP LLC

1998 LONG-TERM INCENTIVE PLAN

December 4, 2008

By resolution of the Compensation Committee of the Board of Directors of Plains All American GP LLC, the Plains All American GP LLC 1998 Long-Term Incentive Plan (the “Plan”) is hereby amended as follows:

1.             Section 8 of the Plan is hereby amended by adding the following subsection (j) at the end thereof:

(j)            Section 409A.  It is the intent that each Award under this Plan shall either (i) qualify as a “short term deferral” as such phrase is used in Section 409A of the Code or (ii) comply with the requirements of Section 409A.  In that regard, notwithstanding anything in any Award to the contrary, (i) in no event shall payment of or under an Award be made later than 2½ months following the year in which such payment ceases to be subject to a substantial risk of forfeiture for purposes of Section 409A; (ii) for any Award in which all or a portion becomes “nonforfeitable” upon the occurrence of an event, the relevant provisions of such Award shall be deemed to include a proviso that (i) to the extent all requirements for vesting but for the passage of time have been met as of the occurrence of such event, payment shall be made as of the next following Distribution Date and (ii) to the extent additional vesting would require the achievement of additional performance thresholds (e.g. distribution or earnings levels), vesting shall occur and payment made (if based on a distribution) on the Distribution Date on which the threshold is achieved or (if based on earnings or other performance metric) the next Distribution Date following the date on which the threshold is achieved.  For this purpose, as used herein and in any Award, the phrase “Distribution Date” shall mean the day in February, May, August or November in any year (as such month and year are specified in the Award or as context dictates; e.g., the “next following Distribution Date” after the occurrence of an event) that is 45 days after the end of a calendar quarter (or, if not a business day, the closest previous business day).